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                            VOID AFTER JUNE 11, 2004

                     CLASS A REDEEMABLE WARRANT CERTIFICATE

NUMBER                         H-QUOTIENT, INC.               CLASS A WARRANTS

HQI-


This certifies that FOR VALUE RECEIVED





or registered assigns (the "Registered Holder") is the owner of the number of Class A Redeemable Warrants ("Class A Warrants") specified above. Each Class A Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value per share (a "Share") of H-Quotient, Inc., a Virginia corporation (the "Company"), at any time until the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway Street, New York, New York 10004, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of five dollars ($5.00) (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to H-Quotient, Inc.

     This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated June 14, 1999, by and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of Shares subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment.

     Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional Shares will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (New York time) on June 11, 2004 or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Class A Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. This Class A Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

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     Prior to the exercise of any Class A Warrant represented hereby, the
Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     This Class A Warrant may be redeemed at the option of the Company at any time at a redemption price of $.10 per Class A Warrant during the exercise period hereof provided the market price (as defined in the Warrant Agreement) for the Shares issuable upon exercise of such Class A Warrant shall equal or exceed $6.00 for any five (5) trading days within a period of thirty consecutive trading days prior to any such call for redemption. Notice of redemption shall be given not later than the thirtieth day before the day fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have not rights with respect to this Class A Warrant except to receive the $0.10 per Class A Warrant upon surrender of this Certificate.

     Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the Contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Virginia.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                     Dated:

H-QUOTIENT, INC.

       By:                       [SEAL] H-QUOTIENT, INC.

                                           CORPORATE
       /s/ Alan W. Grofe                                     /s/ xxxxxxxxxxxxx
       ----------------------                               -------------------
                                              SEAL
                  President                                            Secretary
                                              1999

                                             VIRGINIA

                                             *

COUNTERSIGNED:
      CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                  (JERSEY CITY, N.J.)

BY:                                AS WARRANT AGENT

                                 AUTHORIZED OFFICER


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                               SUBSCRIPTION FORM

 To Be Executed by the Registered Holder in Order to Exercise Class A Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise ____________________ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

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                    [please print or type name and address]

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          [please insert social security or other identifying number]

and be delivered to

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                     [please print or type name and address]

and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate that a new Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.
     The undersigned represents that the exercise of the within Class A Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below.
     In full payment of the purchase price with respect to the Class A Warrants exercised and transfer taxes, if any, the undersigned hereby tenders $ by official bank check or certified check payable in United States currency to the order of "H-Quotient, Inc."


                                         X
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(Name of NASD Member if other than       Signature
Patterson Travis, Inc.)

Dated:                                   X
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                                         Signature

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                                         Address

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                                         Taxpayer Identification Number(s)

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                                         Signature(s) Guaranteed
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                                   ASSIGNMENT

  To Be Executed by the Registered Holder in Order to Assign Class A Warrants

FOR VALUE RECEIVED,                    hereby sells, assigns and transfers unto
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                    [please print or type name and address]

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          [please insert social security or other identifying number]

of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
                                                                     Attorney
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to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                      X
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                                            X
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                                            Signature(s) Guaranteed

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THE SIGNATURE(S) TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME(S) AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION WHICH IS A PARTICIPANT IN A SECURITIES TRANSFER ASSOCIATION RECOGNIZED PROGRAM WITH A BOND LIMIT OF $500,000 OR MORE.